Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of May 29, 2012, by and between Silicon Valley Bank (“Bank”) and Aehr Test Systems, a California corporation (“Borrower”) whose address is 400 Kato Terrace, Fremont, CA 94539.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 25, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed, (ii) extend the maturity date, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1           Section 2.1.1 (Maximum Advances).  Section 2.1.1(b) is amended by replacing each reference to “One Million Five Hundred Thousand Dollars ($1,500,000)” with “Two Million Dollars ($2,000,000)”.

2.2           Section 2.1.1 (Overadvances).  Section 2.1.1(j) is amended by replacing the reference to “One Million Five Hundred Thousand Dollars ($1,500,000)” with “Two Million Dollars ($2,000,000)”.

2.3           Section 4.1 (Grant of Security Interest).  Section 4.1 is amended by deleting the second paragraph in its entirety and replacing it with the following:

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and

Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for Letters of Credit denominated in a Foreign Currency) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.4           Section 6.2 (Financial Statements, Reports, Certificates).  New Sections 6.2(i) and (j) are added to the Loan Agreement as follows:

(i)             As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank.

(j)             Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

2.5           Section 9.1 (Rights and Remedies).  Section 9.1 is amended by deleting the word “and” from the end of clause (h), replacing the period at the end of clause (i) with a semicolon, and adding new clauses (j) and (k) as follows:

(j)             for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to 105% (110% for Letters of Credit denominated in a Foreign Currency) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(k)            terminate any FX Contracts.

2.6           Section 12.9 (Survival).  Section 12.9 is amended by adding the following to the end of that section:

Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.

2.7           Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Business Plan” means Borrower’s business plan delivered to Bank on January 27, 2012.

“Facility Amount” is Two Million Five Hundred Thousand Dollars ($2,500,000).

“Loan Documents” are, collectively, this Agreement, the Exim Agreement, the Perfection Certificate, the SVB Control Agreement, the Borrowing Resolutions, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower and/or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Maturity Date” is August 23, 2013.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

2.8           Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Foreign Currency” means lawful money of a country other than the United States.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

2.9           Exhibit B (Compliance Certificate).  Exhibit B to the Loan Agreement is hereby replaced with Exhibit B attached hereto.

2.10        Exhibit D (Borrowing Base Certificate).  Exhibit D to the Loan Agreement is hereby replaced with Exhibit D attached hereto.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment and renewal fee in an amount equal to Six Thousand Five Hundred Dollars ($6,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Aehr Test Systems

By:	/s/ Mei Chui	By:	/s/ Gary L. Larson
Name:	Mei Chui	Name:	Gary L. Larson
Title:	Relationship Mgr	Title:	VP,CFO

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of AEHR TEST SYSTEMS (“Borrower”) certify under the Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in this Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements with Compliance Certificate	Quarterly within 30 days (40 days for Borrower’s second fiscal quarter)	Yes No
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Fiscal year end financials + CC	Within 5 days of being publicly available but no later than 55 days FYE	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 30 days	Yes No
Quarterly Invoices/Purchase Orders	As soon as available	Yes No
Annual Financial Projections	Within 30 days after Board Approval	Yes No

Pricing Reduction		Applies

Revenue ≥ 70% of Plan	Prime – 0.50%	Yes No
Revenue < 70% of Plan	Prime + 0.75%	Yes No
Net Cash ≥ $0.00	CHF = 0.20%	Yes No
Net Cash < $0.00	No CHF	Yes No

Pricing Reduction

Trigger	Required	Actual	Eligible for Reduction

Revenue	$__________ (70% of Plan)	$__________	Yes No
Net Cash	$0.00	$__________	Yes No

[Continued next page.]

All other representations and warranties in this Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Sincerely,

AEHR TEST SYSTEMS

________________________
Signature
________________________
Title
________________________
Date

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Aehr Test Systems

Lender:  Silicon Valley Bank

Commitment Amount:  $2,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of ____________________	$_______________
2. Additions (Please explain on next page)	$_______________
3. Less: Intercompany / Employee / Non-Trade Accounts	$_______________
4. NET TRADE ACCOUNTS RECEIVABLE	$_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. 90 Days Past Invoice Date	$_______________
6. Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$_______________
7. Foreign Account Debtor Accounts	$_______________
8. Foreign Invoiced and/or Collected Accounts	$_______________
9. Contra / Customer Deposit Accounts	$_______________
10. U.S. Government Accounts	$_______________
11. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_______________
12. Accounts with Memo or Pre-Billings	$_______________
13. Contract Accounts; Accounts with Progress / Milestone Billings	$_______________
14. Accounts for Retainage Billings	$_______________
15. Trust / Bonded Accounts	$_______________
16. Bill and Hold Accounts	$_______________
17. Unbilled Accounts	$_______________
18. Non-Trade Accounts (If not already deducted above)	$_______________
19. Accounts with Extended Term Invoices (Net 90+)	$_______________
20. Chargebacks Accounts / Debit Memos	$_______________
21. Product Returns/Exchanges	$_______________
22. Disputed Accounts; Insolvent Account Debtor Accounts	$_______________
23. Deferred Revenue / Other (Please explain on next page)	$_______________
24. [Reserved] 25. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________

26. Eligible Accounts (#4 minus #25)	$_______________
27. ELIGIBLE AMOUNT OF ACCOUNTS (80% of #26)	$_______________

BALANCES
28. Maximum Loan Amount	$2,000,000
29. Outstanding Exim Advances and Exim Inventory Advances	$_______________
30. Unused Loan Amount (#28 minus #29)	$_______________
31. Total Funds Available (Lesser of #27 or #30)	$_______________
32. Present balance owing on Line of Credit	$_______________
33. RESERVE POSITION (#31 minus #32)	$_______________

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date:
                        BANK USE ONLY
Received by: _____________________
                          authorized signer
Date:   __________________________
Verified: _________________________
                          authorized signer
Date: ___________________________
Compliance Status:                 Yes           No